UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2011
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12209 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas (Address of principal executive offices	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
     On May 11, 2011, Range Resources Corporation (“Range”) announced that it priced a registered public offering at par of $500 million aggregate principal amount of senior subordinated notes due 2021, which will carry an interest rate of 5 3/4% (the “2021 Notes”). Range intends to use a portion of the net proceeds of the offering of the 2021 Notes to fund its pending tender offers and consent solicitations for all of its outstanding $150.0 million in aggregate principal amount of 6 ⅜% Senior Subordinated Notes due 2015 (the “2015 Notes”) and $250.0 million in aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2016 (the “2016 Notes”) and to redeem any of such outstanding 2015 Notes or 2016 Notes not acquired in the tender offers. Range intends to use the remaining net proceeds for general corporate purposes.
     The 2021 Notes were sold pursuant to an Underwriting Agreement, dated May 11, 2011 (the “Underwriting Agreement”), by and among J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), Range, and the following subsidiaries of Range, which are expected to fully and unconditionally guarantee the 2021 Notes on a senior subordinated basis (collectively, the “Subsidiary Guarantors”):
•	American Energy Systems, LLC

•	Energy Assets Operating Company, LLC

•	Range Energy Services Company, LLC

•	Range Operating New Mexico, LLC

•	Range Production Company

•	Range Resources — Appalachia, LLC

•	Range Resources — Midcontinent, LLC

•	Range Resources — Pine Mountain, Inc.

•	Range Texas Production, LLC
     The Underwriting Agreement contains customary representations, warranties and agreements by Range and the Subsidiary Guarantors, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Range has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by Range having a term of more than one year (other than the 2021 Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities LLC.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to Range and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates hold some of our 2015 Notes or 2016 Notes, and, in either case, will receive a portion of the note proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Range’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On May 11, 2011, Range issued a press release announcing the pricing of the registered public offering of the 2021 Notes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1
Underwriting Agreement, dated May 11, 2011, by and among Range Resources Corporation, certain subsidiary guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Wells Fargo Securities, LLC.

99.1	Press Release, dated May 11, 2011, announcing pricing of notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: May 12, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1
Underwriting Agreement, dated May 11, 2011, by and among Range Resources Corporation, certain subsidiary guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Wells Fargo Securities, LLC.

99.1	Press Release, dated May 11, 2011, announcing pricing of notes.